EXHIBIT 1Oj

                                    ISDA

                             MASTER AGREEMENT

                         Dated as of May 24, 1996

The Northern Trust Company and Fort Wayne National Corporation have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1.   Interpretation

(a) Definitions. The terms defined in Section 12 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   Obligations

(a)  General Conditions.

     (i) Each party will male each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

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     (iii) Each obligation of each party under Section 2(a)(i) is subject to
     (1) the condition precedent that no Event of Default or Potentia l Event of Default with respect to the other party has occurred and is continuing,
     (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
     (3) each other applicable condition precedent specified in this Agreement.


(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  Netting.  If on any date amounts would otherwise be payable:

     (i)  in the same currency, and

     (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the Larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph
(ii)above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of branches or offices through which the parties make and receive payments or deliveries.

(d) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant
Transaction , a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transactions, a party defaults in the performance of any obligation required to be settled by delivery, it will

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it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that:

(a)  Basic Representations.

     (i) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by with respect o this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been compiled with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its acknowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its acknowledge, threatened against it or any of its Affiliates any action, suit or proceeding

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at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

4.   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:

(a) Furnish Specified Information. It will deliver to the other party any forms, documents or certificates specified in the Schedule or any Confirmation by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorizations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

5.   Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(d)) or to give notice of a Termination Event) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied
     on or before the thirtieth day after notice of such   failure is given to

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     the party;

     (iii) Credit Support Default.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disclaims, repudiates or rejects.,in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) Misrepresentations. A representation made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party to this Agreement or an Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default under Specified Transaction. The Party, any Credit Support Provider of such party or any applicable Specified Entity of such party
     (l)defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due to the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of ( l) a default event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being

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     declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation. and. in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief making of an order for its winding-up or liquidation or (B) is not dismissed. discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up. official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) sees or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
          (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment. sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession. or any such process is not dismissed. discharged stayed or restrained, in each case within 30 days thereafter. (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) Merger Without Assumption. The party or any Credit Support Provide of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer.

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its

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          predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

          (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any tune with respect to a party or, if applicable. any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below. and. if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (ii) below or an Additional Termination Event if the event is specified pursuant to (iii) below:

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court tribunal or regulatory authority with competent jurisdiction of any applicable Law after such date. it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party (' X' ), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into. or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section S(a)(viii) but the credit worthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event. X or its successor or transferee, as appropriate, will be the Affected Party); or

     (iii) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and. in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

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(c)  Event of Default and Illegality.  If an event or circumstance which would otherwise or give rise to an Event of Default also constitutes Illegality, it will be treated as an Illegality and will not constitute an Event of Default.


6.   Early Termination

(a) Right to Terminate following Event of Default. If at any time an Event of Default with respect to a party (the Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto,
(8).

(b)  Right to Terminate Following Termination Event.

     (i) Notice. If a Termination Event occurs, an Affected Party will promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) Two Affected Parties. If an Illegality under Section 5(b)(i)(l) occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iii) Right to Terminate. If:

          (1) an agreement under Section 6(b)(ii) has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

          (2) an Illegality other than that referred to in Section 6(b)(ii), a Credit Event Upon Merger or an Additional Termination Event occurs,

          either party in the case of an Illegality, any Affected Party in the case of an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier tha the day such notice

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          is effective as an Early Termination Date in respect of all Affected
          Transactions.

     (c)  Effect of Designation.

          (i) If notice designating an Early Termination Date is given under
          Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

          (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(d) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable is respect of an Early Termination Date shall be determined pursuant to Section 6(e).

     (d)  Calculations
          (i) Statement. On or as soon as reasonably practicably following the occurrence of an Early Termination Date, each party will make the and will provide to the other party a statement (l) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

          (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment), from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.


(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or ' Loss", and a payment method, either the "Flrst Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the ' Second Method', as the case may be, shall apply. The amount. if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

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     (i) Events of Default. If the Early Termination Date results from an
     Event of Default

          (1) First Method and Market Quotation If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party over (B) the unpaid Amounts owing to the Defaulting Party.

          (2) first Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

          (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non- defaulting Party less (B) the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in
          respect   of this Agreement. If that amount is a positive number, the
          Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) Termination Events. If the Early Termination Date results from a Termination Event:

          (1) One Affected Party. If there is the Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3, if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will bc deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being termination Loss shall be calculated in respect of all Terminated Transactions.

          (2) Two Affected Parties. If these are two Affected Parties:

               (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions,


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               and an amount will be payable equal to (I) the sum of (a)
               one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and
               (b) the Unpaid Amounts owing to X less (II) the Unpaid Amounts owing to Y; and

               (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X) and the Loss of the party with the lower Loss ("Y").

          If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this action 6(c) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.



7.   Transfer

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.


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8. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii). the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided to this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  Counterparts and Confirmations.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for an purposes to evidence a binding supplement to this Agreement the parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

9.    Expenses

A Defaulting Party will. on demand. indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Decument to which the

Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

10.   Notices

(a) Effectiveness Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, o the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt. as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

11.       Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings), each party irrevocably:

     (i) submits to the jurisdiction of the English courts. if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States

     District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use). all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction. order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

12.  Definitions

As used in this Agreement:

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party " has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means. subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person. any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party. the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Consent" includes a consent, approval, action. authorization, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate"means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iii).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Law" includes any treaty, law, rule or regulation and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule. a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be. and a party, an amount that party reasonably determines in good faith to be its total losses and costs (or gain. in which case expressed as a negative number) in connection that Terminated Transaction or group of Terminated Transactions, as the case may be, include funding or, at the election of such party but without duplication. loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or resulting from any of them). Loss includes losses and costs (or gains) I respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(c)(i)(1) or (3) or 6(c)(ii)(2)(A) applies.
Loss does not include a party' s legal fees and out-of-pocket expenses referred to under Section 9. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by referenceto quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter in a transaction, (the "Replecement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose. Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be included but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to male a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean ofthe quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer an three quotations are provided, it will be deemed that the Market

Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost)" to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both. would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract. applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:

(a) the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means. subject to the Schedule. any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" subject to the Schedule, (a) any transaction
(including agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity option, bond option, interest rate option, foreign exchange transaction. cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event. all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Event" means an Illegality or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early
Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but Section 2(a)(iii)) required to be settled by delivery to such party on or prior Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

    The Northern Trust Company                Fort Wayne National Corporation

             (Name of Party)                 (Name of Party)


By: /S/ Donald L. Raiff                 By: /S/ Stephen R. Gillig
Name: Doanld L. Raiff                   Name:  Stephen R. Gillig
Title: Senior Vice President            Title: Exe. VP. CFO, Secretary
Date: May 24, 1996                      Date: May 24, 1996

                                        By: /S/ Jackson R. Lehman
                                        Name: Jackson R. Lehman
                                        Title: Chairman & Chief Exe. Officer
                                        Date: May 24, 1996

                                SCHEDULE
                                 to the
                            Master Agreement
                        dated as of May 24, 1996


between The Northern Trust Company and Fort Wayne National Corporation
                 ("Party A")                    ("Party B")

which have entered into and/or anticipate entering into one or more transactions each a "Transaction") which shall not include any Foreign Exchange transaction involving forward or spot transactions or any other similar transaction.

                                 Part I
                          Termination Provisions

(a)  "Specified Entity" means in relation to Party A for the purpose of
     Section 5(a)(v), Not Applicable
     Section 5(a)(vi), Not Applicable
     Section 5(a)(vii) and (viii) Not Applicable
     Section 5(b)(ii), Not Applicable.

     and in relation to Party B for the purpose of:
     Section 5(a)(v), Not Applicable
     Section 5(a)(vi), Not Applicable
     Section 5(a)(vii) and (viii) Not Applicable
     Section 5(b)(ii), Not Applicable.

(b)  "Specified Transaction" will have the meaning specified in Section 12.

(c) The "Cross-Default" provisions of Section 5(a)(vi) will apply tp Party A and will apply to Party B.

     If such provisions apply:

     "Specified Indebtedness" will with, respect to Party B, have the meaning specified in Section 12 and will, with respect to Party A, mean any debt security (except short-term instruments, including without limitation certificates of deposit and commercial paper) of Party A that is listed on a public securities exchange.

     "Threshold Amount" means with respect to a party, at any time, an amount equal to five percent (5%) of such party's stockholder's equity as determined in accordance with generally accepted accounting principles, at such time; provided, that with respect to Specified Indebtedness payable by Party B (or a Specified Entity of Party B) to Party A or any of Party A's Affiliates, Threshold Amount means any amount of such Specified Indebtedness.

(d) The "Credit Event Upon Merger" provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B in the event such Credit Event Upon Merger occurs with respect to either party if the other party, in following its established policies and procedures, would determine that the creditworthiness of the party so affected is materially impaired.

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B; provided, however, with respect to the Event of Default specified in Section 5(a)(vii) of the Agreement the Automatic Early Termination" provision will apply to Party A and will apply to Party B.

(f)  Payments on Early Termination. For the purpose of Section 6(e):

     (i)  Market Quotation will apply.

     (ii) The Second Method will apply.

(g)  "Additional Termination Event" will not apply.

(h) "Termination Currency" means the currency selected by the party which is not the Defaulting Party or the Affected Party, as the case may be, or, if there are two Affected Parties, the currency selected by agreement between the parties or (failing such agreement) United States Dollars. The Termination Currency shall be one of the currencies in which payments are required to be made in respect of the Terminated Transactions, if such currency is specified and freely available, and otherwise United States Dollars.

(i) "Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality or an Impossibility, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event all Transactions.

(j)  "Impossibility" will have the meaning specified in Section 5(b)(iv).

(k) "Termination Event" means an Illegality or an Impossibility, or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

(l) Section(a)(viii) is deleted in its entirety and the following is substituted in lieu thereof:

     "(viii) Merger Without Assumption or Without Consent. The party, any Credit Support Provider of such party Or any applicable Specified Entity of such party consolidates or amalgamates with, or merges into or with, or transfers all or substantially all its assets to, another entity without the consent of the other party and, at the time of such consolidation, merger or transfer, one or more of the following circumstances exists:

          (1) the resulting, surviving or transferee entity is not organized under the laws of any jurisdiction within the United States; or

          (2) the Specified Entity or Credit Support Provider of such party is the merging, consolidating or transferring entity and the resulting, surviving or transferee entity (the "Specified Entity's Resulting Entity" or the "Credit Support Provider's Resulting Entity", as the case may be,) is not organized under the laws of the jurisdiction of such Specified Entity or Credit Support Provider of Party A or of such Specified Entity or Credit Support Provider of Party B; or

          (3) the party is the merging, consolidating or transferring entity and such party's Resulting Entity fails to assume all the obligations of the party under this Agreement pursuant to an agreement reasonably satisfactory to the other party; or

          (4) such party is the merging, consolidating or transferring entity and the other party's policies in effect at the time would not permit it to enter into rate protection transactions with such party's Resulting Entity having the terms as those in effect hereunder at such time."

                                    Part 2

                        Agreement to Deliver Documents

For the purpose of Section 4(a) of this Agreement, each party agrees to deliver are to following documents, as applicable:

(a)  Tax forms, documents or certificates to be delivered are: Not Applicable

(b)  Other documents to be delivered are:

Party required to        Form/Document/Certificate          Date by which
Covered by
deliver document                               to be delivered   Section 3(d)
                                                       Representation

Party A and           Certified copies of all documents     At the time of
Yes
Party B               evidencing all necessary authorizations
execution of
               with respect to the execution, delivery   this Agreement
               and performance by it of this
               Agreement and any future execution,
               delivery and performance by it
               of any Confirmation in connection
               herewith or with this Agreement.

Party A and           A certificate signed by an authorized      At the time
of      Yes
Party B               officer of it certifying the          execution of
               names, true signatures and authority    this Agreement
               of its officers executing this Agreement
               and any documents delivered in
               connection herewith.

Party A and           A copy of its most recent annual   At the time of
Yes
Party B               report, containing audited financial       execution of
this
               statements for such Party on an      Agreement and
               consolidated basis.             promptly upon
                                           request thereafter.

Party A and           Credit Support Documents.          At the time of
Party B                                      execution of this
                                           Agreement.


Party B               an opinion of Barrett & McNagny       At the time of
               counsel to Party B, in substantially    execution of this
               the form of Exhibit III annexed      Agreement.
               hereto and as to such other matters
               as Party A may reasonably request.

Party A and           such other documents as each party    At the time of
Party B               may reasonably require at the time    execution of this
               of execution of this Agreement.      Agreement.



                                      Part 3
                                  Miscellaneous


(a)  Addresses for Notices. For the purpose of Section 10 (a) of this
Agreement:

     Address for notices or communications to Party A:

     Address:         The Northern Trust Company
                      50 South LaSalIe Street
                      Chicago, Illinois 60675
     Attention:       Elise Wood, Interest Flow Agreement Unit B-l2
     Telephone:       (312) 630-l8l9
     Facsimile:       (312) 444-5666

     Address for notices or communications to Party B:

     Address:         Fort Wayne National Corporation
                      110 West Berry Street
                      Fort Wayne, IN, 46801

     Attention:       Controllers Department
     Facsimile:       (219) 461-6237
     Telex: N/A           Answer back:    N/A

(b) Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.

(c)  Credit Support Document. Derails of any Credit Support Document:  None

(d)  Credit Support Provider.

     Credit Support Provider means in relation to Party A:   Inapplicable

     Credit Support Provider means in relation to Party B:   Inapplicable

(e) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois without giving effect to choice of law provisions.

(f) Netting of Payments. Unless otherwise specified in a Confirmation, subparagraph (ii) of Section 2(c) of this Agreement will apply.

(g) "Affiliate" will have the meaning specified in Section 12 of this Agreement.

                                    Part 4
                              Other Provisions


(1)  ISDA Definitions
     The definitions and provisions contained in the 1991 ISDA Definitions
     (the "Definitions") as published by the International Swap Dealer's Association, Inc., are incorporated into any Confirmation which supplements and forms part of this Agreement and all capitalized terms used in a Confirmation shall have the meaning set forth in the Definitions, unless otherwise defined in a Confirmation. In the event of any conflict between the provisions of this Agreement and the provisions of the Definitions, the provisions of the Agreement shall apply, and in the event of any conflict between the provisions of this Agreement and a Confirmation, the provisions of the Confirmation shall apply.

(2)  Basic Representations
     Section 3(a) of this Agreement is modified by adding the following subsections (vi), (vii) and (viii) thereto:

       "(vi) Eligible Swap Participant. It is an "eligible swap participant" as such term is defined in Section 35.l(b)(2) of 17 CFR Part 35; and

       (vii) No Reliance. It has, in connection with the negotiation, execution and delivery of this Agreement and any Transaction (i) the knowledge and sophistication to independently appraise and understand the financial and legal terms and conditions of each Transaction and to assume the economic consequences and risks thereof and has, in fact done so as a result of arm's length dealings with the other party; (ii) to the extent necessary consulted with its own independent financial, legal or other advisors and has made its own investment, hedging and trading decisions in connection with any Transaction based upon its own judgment and the advice of such advisors and not upon any view expressed by the other party; (iii) not relied upon any representations (whether written or oral) of the other party, other than the representations expressly set forth hereunder and in any Credit Support Document and is not in any fiduciary relationship with the other party; (iv) not obtained from the other party (directly or indirectly through any other person) any advice, counsel or assurances as to the expected or projected success, profitability, performance, results or benefits of any Transaction; and
       (v) determined to its satisfaction whether or not the rates, prices or amounts and other economic terms of any Transaction and the indicative quotations (if any) provided by the other party reflect those in the relevant market for similar transactions; and

       (viii) FIDICIA. Solely with respect to Pay A, it is a "financial institution" within the meaning given to such term by Section 402 of the Federal Deposit Insurance Corporation Improvement Act of 1991 and Regulation EE promulgated by the Board of Governors of the Federal Reserve system thereunder."

(3) Section 4 of the Agreement is modified by adding the following subsections thereto:

       "(d) Party B agrees to furnish to Party A, as soon as available and in any event within 60 days (or as soon as practicable after becoming publicly available) after the end of its fiscal years, a copy of its annual report containing audited consolidated financial statements for such fiscal year certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the United States.

       "(e)   Party B agrees to furnish to Party A, as soon as available and in any event within 60 days (or as soon as practicable after becoming publicly available) after the end of each of its fiscal quarters, its unaudited consolidated financial statements for such quarter prepared in accordance with generally accepted accounting principles in the United States and on a basis consistent with that of the annual financial statements of Party B.

       "(f) Party B agrees to furnish to Party A, promptly after public availability, each regular financial or business reporting document that is (i) distributed or made generally available by Party B to its shareholders or investors or (ii) filed by Party B (or such entity) with such regulatory authorities made available for public inspection.

       "(g) Each Party agrees to notify the other party in writing of the occurrence of any Event of Default or Potential Event of Default immediately upon learning of the occurrence thereof."

(4)  Section 5(a) of the Agreement is modified by adding the following clauses
     (ix) and (x) thereto:

       "(ix) Failure to obtain consent or approval. Any of the following shall occur: any consent, authorization, approval, or exemption from any governmental or other authority necessary to allow the party to enter into the Agreement is (1) not obtained by such parry or (2) ceases to be in full force and effect after such consent, authorization, approval, or exemption is obtained by such party; and

       (x) Failure to Give Notice of Events of Default or Termination Events. A party fails to notify the other party of the occurrence of an Event of Default or Termination Event in respect of the party within 10 days after the occurrence of such Event of Default or Termination Event."

(5) Section 5(b) of the Agreement is modified by adding the following clause(iv)
       thereto:

       "(iv)    Impossibility. Due to the occurrence of a natural or man-made disaster, armed conflict, act of terrorism, riot, labor disruption or any other circumstance beyond its control after the date on which a Transaction is entered into, it becomes impossible (other than as a result of its own misconduct) for such party (whereupon each of the parties will be an Affected Party):

       (1) to perform any absolute or contingent obligation, to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

       (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction."

(6) For the purposes of Section 5(c), if an Event of Default occurs and the same circumstances also trigger an Impossibility, it will be treated as an Impossibility and will not constitute an Event of Default.

(7) For the purposes of Section 6(b)(ii), the following phrase "or an Impossibility" shall be inserted in the first line thereof, before the word "occurs" and after the words "Section 5(b)(i)"

(8) For the purposes of Section 6(b)(iii)(2), the following phrase "an Impossibility under Section 5(b)(iv)" shall be inserted in the first line thereof, before the words "a Credit" and after the word "6(b)(ii)".

(9) For the purposes of Section 6(b)(iii), the following phrase "and an Impossibility" shall be inserted in the sixth line thereof, before the words "any Affected" and after the word "Illegality".

(10) Affected Parties in Termination Events. For purposes of Section 6(e) of the Agreement, both parties will be deemed to be Affected Parties in connection with any illegality or Impossibility, so that payments in connection with early termination shall be calculated as provided in Section 6(e)(ii) of the Agreement.

(11) The following provision shall be added as a new Section 6(f) of this
     Agreement:

     "Set-Off. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s)
     (the "Other Agreement Amount") payable whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instruments(s) or undertakings; issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off).
     X will give notice to the other party of any set-off effected under this
     Section 6(f).

     For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

     If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

     Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled whether by operation of law, contract or otherwise)."

(12) Transfer.
     (a) Section 7(a) of the Agreement is modified by inserting in line three thereof the phrase "and only as the terms of this Agreement, including without limitation Section 5(a)(viii), permit" immediately after the phrase "under this Agreement".

     (b) Section 7 of the Agreement is modified by replacing the period at the end of Section 7 with a semicolon and adding the following thereto:

     "provided, however, that (i) no consent shall be required in the event of an assignment by Party A to any of Party A's Affiliates and (ii) consent shall not be unreasonably withheld for an assignment by Party A to a third party organized under the laws of the United States of America or any political subdivision thereof. The assignee shall be deemed to have assumed all obligations of Party A and Party A shall be deemed relieved therefrom effective as and from any assignment permitted hereunder and notice thereof to Party B, and provided that all amounts then due and payable hereunder by Party A shall have been paid or provided for".

(13) The last sentence of Section 6(d) and the second to the last sentence of the definition of 'Unpaid Amounts" in Section 12 shall be modified such that the words "To the extent permitted by law" shall be inserted at the beginning of each such sentence.

(14) Section 8(b) of the Agreement is deleted in its entirety and the following substituted thereto:

     "Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing and executed by each of the parties."

(15) Section 8(e)(ii) of this Agreement is modified by deleting in its entirety and substituting the following paragraph in lieu thereof:

     "(ii) Execution of Transactions. The parties hereto agree that each Transaction shall be evidenced by the manual execution on behalf of each of the parties of one or more counterparts of a document ("Confirmation") which shall be prepared promptly by Party A and sent by Party A to Party B which states the particular terms of that Transaction. The Confirmation shall be substantially in the form of the Exhibit~ to the 1991 Definitions. However, if either (a) Party A has sent a letter, telex or telecopy any of which are hereinafter referred to as a "telex") for a Transaction stating the particular terms thereof, substantially in the same as those required by the Exhibits to the 1991 Definitions, to Party B and Party B has sent Party A a telex which essentially confirms Party A's telex or (b) Party B has not received such telex promptly from Party A and Party B has sent a telex to Party A which was thereafter confirmed by a telex from Party A, then, until a Confirmation is manually executed on behalf of both parties, which each of the parties undertake to use their best efforts to deliver to the other as soon as is possible, such telexes shall be deemed to constitute a legally binding Transaction with the particular terms stated therein, and, upon such manual execution of a Confirmation, it shall supersede any such telexes."

(16) Clause (i) of Section 11(b) is deleted in its entirety and the following substituted therefor:

       "(i) submits to the non-exclusive jurisdiction of the courts of the State of Illinois and the United States District Court for the Northern District of Illinois; and"

(17) Accounts for Payments.

       For payments to Party A:    The Northern Trust Company
                                   Chicago Illinois
                                   ABA No.: 071000152
                                   Account No - l8659l0000
                                   Attention: Robert Sochacli
                                              Bond Accounting Division

       For payment to Party B:       Fort Wayne National Corporation
                                     Fort Wayne, Indiana
                                     ABA No.: 0749-00194
                                     Account No.: 20-066-9555
                                     Attention:  Controllers Department

(18) The following paragraph is added to the Agreement as a new Section 13:

       "13. Waiver of Jury Trial. Each party hereby waives and agrees to waive the right to trial by jury in any action or proceeding instituted with respect to this Agreement or the transactions contemplated hereby."

(19) The following paragraph is added to the Agreement as new Section 14;

       "14. Severability. Any provision of this Agreement or any Credit
       Support Document that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Credit Support Document or affecting the validity or enforceability of such provision in any other jurisdiction; provided, however that Sections 2, 5, 6 and 11 (and the definitions in Section 12 used in such Sections) shall not be severable."

                 {The Northern Trust Company logo and letterhead}

                                 June 5, 1996

Rate Swap Transaction

Fort Wayne National Corporation
110 West Berry Street
Fort Wayne, Indiana 46801-0110
Attn: Mr. Stephen R. Gillig
      Executive Vice President and Chief Financial Officer

Dear Sirs:

      The purpose of this letter agreement is to set forth the terms and
conditions of the    Rate Protection Transaction entered into between us on
the Trade Date referred to below. This letter constitutes a "Confirmation" as referred to in the Master Agreement specified below.

     1. This Confirmation supplements. forms a part of, and is subject to, the Master Agreement dated as of May 24, 1996 (the "faster Agreement") between you and us. All provisions contained or incorporated by reference in the Master Agreement shall govern this Confirmation except as expressly modified below.

     2. This communication incorporates the (i) definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association) (the "Definitions") and (ii) Paragraph of the fay 1989 Addendum to Interest Rate Swap Agreement and the definition of Rate Protection Transaction found therein. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.


     3. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:  Rate Swap Transaction

     Notional Amount:      $15,000,000.00

     Trade Date:           May 29, 1996

     Effective Date:       May 31, 1996

     Termination Date:     June 30, 2003

     Fixed Amounts:

       Fixed Rate Payer: FORT WAYNE NATIONAL CORPORATION

       Fixed Rate Payor

       Payment Dates:    June 28, 1996,
                         September 30, 1996,
                         December 31, 1996,
                         March 31, 1997,
                         June 30, 1997,
                         September 30, 1997,
                         December 31, 1997,
                         March 31, 1998,
                         June 30, 1998,
                         September 30, 1998,
                         December 31, 1998,
                         March 31, 1999,
                         June 30, 1999,
                         September 30, 1999,
                         December 31, 1999,
                         March 31, 2000,
                         June 30, 2000,
                         September 29, 2000,
                         December 29, 2000,
                         March 30, 2001,
                         June 29, 2001,
                         September 28, 2001,
                         December 31, 2001,
                         March 29, 2002,
                         June 28, 2002,
                         September 30, 2002,
                         December 31, 2002,
                         March 31, 2003 and
                         June 30, 2003.

       Fixed Rate:       6.3300%

       Fixed Rate Day
       Count Fraction:   Actual/360

       Fixed Side Payment
       Date Convention:  Last Bank Day - Month

Floating Amounts:

       Floating Rate Payer:   THE NORTHERN TRUST COMPANY

       Floating Rate Payer
       Payment Dates:         June 28, 1996,
                              September 30, 1996,
                              December 31, 1996,
                              March 31, 1997,
                              June 30, 1997,
                              September 30, 1997,
                              December 31, 1997,
                              March 31, 1998,

                              June 30, 1998,
                              September 30, 1998,
                              December 31, 1998,
                              March 31, 1999,
                              June 30, 1999,
                              September 30, 1999,
                              December 31, 1999,
                              March 31, 2000,
                              June 30, 2000,
                              September 29, 2000,
                              December 29, 2000,
                              March 30, 2001,
                              June 29, 2001,
                              September 28, 2001,
                              December 31, 2001,
                              March 29, 2002,
                              June 28, 2002,
                              September 30, 2002,
                              December 31, 2002,
                              March 31, 2003 and
                              June 30, 2003. (Actual transfer of
                              funds will be two New York Banking
                              Days in arrears.)

     Floating Rate Option:    USFF/H15

     Floating Rate Reference: Weighted average of the daily Fed
                              Funds rate (as published in the Federal
                              Reserve H.15 release) over the
                              payment period and rounded to the 5th
                              decimal place.

     Designated Maturity:     3 months

     Floating Rate Day
     Count Fraction:          Actual 360

     Floating Side Payment
     Date Convention:         Last Bank Day - Month

     Method of Averaging:     Inapplicable

     Compounding:             Inapplicable


Business Days:                New York


Accretion/Amortization Schedule:   Applicable

May 31, 1996             June 28, 1996          15,000,000.00
June 28, 1996            September 30, 1996     15,000,000.00
September 30, 1996       December 31, 1996      14,464,285.72
December 31, 1996        March 31,1997          13,928,571.44
March 31, 1997           June 30, 1997          13,392,857.16
June 30, 1997            September 30, 1997     12,857,142.88
September 30, 1997       December 31, 1997      12,321,428.60
December 31, 1997        March 31, 1998         11,785,714.32
March 31,1998            June 30,1998           11,250,000.04
June 30,1998             September 30, 1998     10,714,285.76
September 30, 1998       December 31, 1998      10,178,571.48
December 31, 1998        March 31, 1999          9,642,857.20
March 31, 1999           June 30, 1999           9,107,142.92
June 30,1999             September 30, 1999      8,571,428.61
September 30, 1999       December 31, 1999       8,035,714.36
December 31, 1999        March 31, 2000          7,500,000.00
March 31, 2000           June 30, 2000           6,964,285.80
June 30, 2000            September 29, 2000      6,428,571.52
September 29, 2000       December 29, 2000       5,892,857.24
December 29, 2000        March 30, 2001          5,357,142.96
March 30, 2001           June 29, 2001           4,821,428.68
June 29, 2001            September 28, 2001      4,285,714.40
September 28, 2001       December 31, 2001       3,750,000.12
December 31, 2001        March 29, 2002          3,214,285.84
March 29, 2002           June 28, 2002           2,678,571,55
June 28, 2002            September 30, 2002      2,142,857.28
September 30, 2002       December 31, 2002       1,607,143.00
December 31, 2002        March 31, 2003          1,071,428.72
March 31, 2003           June 30, 2003             535,714.44


Party A's Account:    The Northern Trust Company
                      Chicago, Illinois
                      ABA #071000152
                      Account No.: #5186591000
                      Attention: IRP Accounting


Party B's Account:    The Northern Trust Company
                      Chicago, Illinois
                      ABA #071000152
                      Account No.: #4363132
                      Attention: Mr. Stephen R. Gillig

Other provisions:        None

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                    Very truly yours.

                    THE NORTHERN TRUST COMPANY

                    By: /S/ Donald L. Raiff
                    Name: Donald L. Raiff
                    Title: Senior vice President



Accepted and confirmed as
of the date first written:

FORT WAYNE NATIONAL CORPORATION

By: /S/ Stephen R. Gillig
Name: Stephen R. Gillig
Tile: Executive Vice President and Chief Financial Officer